Exhibit 21

Subsidiaries of the Company:

•Papa John’s USA, Inc., a Kentucky corporation

•PJ Food Service, Inc., a Kentucky corporation

•Trans Papa Logistics, Inc., a Kentucky corporation

•Preferred Marketing Solutions, Inc., a Kentucky corporation

•Risk Services Corp., a Kentucky corporation

•Capital Delivery, Ltd., a Kentucky corporation

•DEPZZA, Inc., a Delaware corporation

•Colonel’s Limited, LLC, a Virginia limited liability company

•PJ Holdings, LLC, a Delaware limited liability company

•Star Papa, LP, a Delaware limited partnership company

•Papa John’s Pizza, Ltd., a United Kingdom corporation

•Papa John’s (GB) Holdings Ltd., a United Kingdom corporation

•Papa John’s (GB), Ltd., a United Kingdom corporation

•Papa John’s Mexico, Inc., a Delaware corporation

•Papa John’s Capital, SRL de CV, a Mexican corporation

•Equipo Papa John’s, SRL de CV, a Mexican corporation

•Papa John’s EUM, SRL de CV, a Mexican corporation

•PJ Mexico Franchising SRL de CV, a Mexican corporation

•Papa John’s China, LLC, a Delaware limited liability company

•Papa John’s Beijing Co., Ltd., a Chinese corporation

•Tianjin Bangyuehan Catering Management Co., Ltd., a Chinese corporation

•PJ Minnesota, LLC, a Delaware limited liability company

•PJ Denver, LLC, a Delaware limited liability company

•PJ Chile, LLC, a Kentucky limited liability company

•PJI Chile, SpA, a Chilean corporation

•PJ North Georgia, LLC, a Kentucky limited liability company

•PJFS Canada, LLC, a Kentucky limited liability company

•PJ Asia, LLC, a Kentucky limited liability company